UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2017

RAMACO RESOURCES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38003	38-4018838
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 West Main Street, Suite 210 Lexington, Kentucky		40507
(Address of Principal Executive Offices)		(Zip Code)

(859) 244-7455

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Master Reorganization Agreement

On February 1, 2017, Ramaco Resources, Inc., a Delaware corporation (the “Company”), entered into a Master Reorganization Agreement (the “Master Reorganization Agreement”) with Ramaco Development, LLC, a Delaware limited liability company (“Ramaco Development”), Ramaco Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub”), Yorktown Energy Partners IX, L.P., Yorktown Energy Partners X, L.P., Yorktown Energy Partners XI, L.P., Energy Capital Partners Mezzanine Opportunities Fund, LP, Energy Capital Partners Mezzanine Opportunities Fund A, LP, ECP Mezzanine B (Ramaco IP), LP, Randall W. Atkins and Michael D. Bauersachs.

Subject to the terms and conditions set forth in the Master Reorganization Agreement, in connection with the closing of the Company’s initial public offering (the “Offering”), (i) the holders of Series A Convertible Preferred Units of Ramaco Development, will convert such units into common units in Ramaco Development, (ii) Ramaco Merger Sub will merge with and into Ramaco Development and (iii) the existing owners of Ramaco Development will exchange all of their interests in Ramaco Development (including any common units in Ramaco Development issued upon conversion of the Series A Convertible Preferred Units) for all issued and outstanding shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) (prior to the issuance of shares of common stock in this Offering). The foregoing transactions were undertaken in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) thereof. As a result of the reorganization, Ramaco Development will become a wholly owned subsidiary of the Company.

The foregoing description is qualified in its entirety by reference to the full text of the Master Reorganization Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Underwriting Agreement

On February 2, 2017, the Company and certain stockholders of the Company (the “Selling Stockholders”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC, Jefferies LLC and BMO Capital Markets Corp., for themselves and as representatives of the other underwriters named therein (the “Underwriters”), relating to the Offering of the Company’s Common Stock.

The Underwriting Agreement provides for the offer and sale of an aggregate of 6,000,000 shares of Common Stock, including 3,800,000 shares of Common Stock to be issued and sold by the Company and an aggregate of 2,200,000 shares of Common Stock to be sold by the Selling Stockholders, each at a price to the public of $13.50 per share ($12.555 per share net of underwriting discounts and commissions).

Pursuant to the Underwriting Agreement, the Selling Stockholders in the Offering have granted the Underwriters a 30-day option to purchase up to 900,000 additional shares of Common Stock to cover over-allotments. The material terms of the Offering are described in the prospectus, dated February 2, 2017 (the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on February 6, 2017, pursuant to Rule 424(b) under the Securities Act. The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-215363), initially filed by the Company on December 29, 2016 (as amended, the “Registration Statement”).

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company and the Selling Stockholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of such liabilities.

The Offering is expected to close on February 8, 2017, subject to the satisfaction of customary closing conditions, and the Company expects to receive proceeds from the Offering of approximately $43.7 million (net of underwriting discounts and commissions and estimated offering expenses). As described in the Prospectus, the Company intends to use a portion of the net proceeds of the Offering to pay in full the four-year promissory note held by Ramaco, LLC, an entity controlled by certain of the Company’s existing owners, and the remaining net proceeds to develop and expand projects at its Knox Creek and Elk Creek properties and for future acquisitions. The Company will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Relationships

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve our securities and/or instruments. The Underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Ramaco Resources, Inc. Long-Term Incentive Plan

The description of the Ramaco Resources, Inc. Long-Term Incentive Plan (the “LTIP”) provided below under Item 5.02 is incorporated in this Item 1.01 by reference. A copy of the LTIP is attached as Exhibit 4.3 to the Registration Statement on Form S-8 (File No. 333-215913), filed by the Company on February 6, 2017 and is incorporated in this Item 1.01 by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 under “Master Reorganization Agreement” is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 under “Master Reorganization Agreement” is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Ramaco Resources, Inc. Long-Term Incentive Plan

On January 12, 2017, the board of directors adopted the LTIP for the benefit of employees, directors and consultants of the Company and its affiliates. The LTIP provides for the grant of all or any of the following types of awards: (1) stock options, (2) stock appreciation rights, (3) restricted stock, (4) restricted stock units, (5) stock awards, (6) dividend equivalents, (7) other stock-based awards, (8) cash awards, (9) substitute awards and (10) performance awards. Subject to adjustment in accordance with the terms of the LTIP, 6,937,425 shares of Common Stock have been reserved for the issuance of equity-based awards under the LTIP. Common Stock withheld to satisfy exercise prices or tax withholding obligations will be available for delivery pursuant to other awards. The LTIP will be administered by the Board or an alternative committee appointed by the Board.

The foregoing description of the LTIP is not complete and is qualified in its entirety by reference to the full text of the LTIP, which is attached as Exhibit 4.3 to the Registration Statement on Form S-8 (File No. 333-215913), filed by the Company on February 6, 2017 and is incorporated in this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of February 2, 2017, by and among Ramaco Resources, Inc., certain stockholders of the Company and Credit Suisse Securities (USA) LLC, Jefferies LLC and BMO Capital Markets Corp., for themselves and as representatives of the other underwriters named therein.

2.1*	Master Reorganization Agreement, dated February 1, 2017, by and among Ramaco Resources, Inc., Ramaco Development, LLC, Ramaco Merger Sub, LLC and the other parties named therein.

*	Schedules and similar attachments to the Master Reorganization Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a supplemental copy of any omitted schedule or similar attachment to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2017

RAMACO RESOURCES, INC.

By:	/s/ Randall W. Atkins
Name:	Randall W. Atkins
Title:	Executive Chairman

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of February 2, 2017, by and among Ramaco Resources, Inc., certain stockholders of the Company and Credit Suisse Securities (USA) LLC, Jefferies LLC and BMO Capital Markets Corp., for themselves and as representatives of the other underwriters named therein.

2.1*	Master Reorganization Agreement, dated February 1, 2017, by and among Ramaco Resources, Inc., Ramaco Development, LLC, Ramaco Merger Sub, LLC and the other parties named therein.

*	Schedules and similar attachments to the Master Reorganization Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a supplemental copy of any omitted schedule or similar attachment to the Commission upon request.